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Exhibit 99

[GRAPHIC]                                                     News




For more information, contact:
Loren Wassell (314) 577-0733


FOR IMMEDIATE RELEASE


           ANHEUSER-BUSCH REPORTS IMPROVED U.S. BEER VOLUME TRENDS
           -------------------------------------------------------

         ST. LOUIS, Jan. 5, 2006 - Anheuser-Busch, Inc., the U.S. beer subsidiary of Anheuser-Busch Cos., Inc., reported fourth quarter 2005 wholesaler sales-to-retailers in the U.S. increased by 2.7 percent (selling day adjusted) over fourth quarter 2004, it was announced today by Anheuser-Busch, Inc., President, August A. Busch IV. For the full year, wholesaler sales-to-retailers increased 0.2 percent (selling day adjusted) compared with 2004.
         "The company's initiatives to enhance beer volume and market share growth are working and our recent volume results have been encouraging," said Busch. "Wholesaler sales-to-retailers have increased 1.8 percent since Labor Day. Also, during the second half of 2005 the company's market share has increased in supermarkets, according to IRI data and wholesaler sales-to-retailers increased 0.8 percent (selling day adjusted) over the comparable 2004 period."
         Fourth quarter 2005 U.S. beer shipments to wholesalers increased
0.8 percent over fourth quarter 2004. For the full year 2005 beer shipments by Anheuser-Busch to wholesalers were 101.1 million barrels, a 1.8 percent decrease compared with 2004 as the company reduced wholesaler inventories below 2004 year-end levels.
         "We are pleased with the progress of our current initiatives and believe Anheuser-Busch is positioned for growth in volume and profits in 2006," concluded Busch.
         Anheuser-Busch Cos., Inc. will announce worldwide beer volume and consolidated earnings results for the fourth quarter and full year 2005 on Feb. 1, 2006.

                                  - more -



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U.S. Beer Volume in 2005
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         This release contains forward-looking statements regarding the company's expectations concerning its future operations, earnings and prospects. On the date the forward-looking statements are made, the statements represent the company's expectations, but the company's expectations concerning its future operations, earnings and prospects may change. The company's expectations involve risks and uncertainties (both favorable and unfavorable) and are based on many assumptions that the company believes to be reasonable, but such assumptions may ultimately prove to be inaccurate or incomplete, in whole or in part. Accordingly, there can be no assurances that the company's expectations and the forward-looking statements will be correct. Important factors that could cause actual results to differ (favorably or unfavorably) from the expectations stated in this release include, among others, changes in the pricing environment for the company's products; changes in U.S. demand for malt beverage products, including changes in U.S. demand for other alcohol beverages; changes in consumer preference for the company's malt beverage products; changes in the cost of marketing the company's malt beverage products; regulatory or legislative changes, including changes in beer excise taxes at either the federal or state level and changes in income taxes; changes in the litigation to which the company is a party; changes in raw materials prices; changes in packaging materials costs; changes in energy costs; changes in interest rates; changes in foreign currency exchange rates; unusual weather conditions that could impact beer consumption in the U.S.; changes in attendance and consumer spending patterns for the company's theme park operations; changes in demand for aluminum beverage containers; changes in the company's international beer business or in the beer business of the company's international equity partners; changes in the economies of the countries in which the company's international beer business or its international equity partners operate; changes in the company's credit rating resulting from future acquisitions or divestitures; and the effect of stock market conditions on the company's share repurchase program. Anheuser-Busch disclaims any obligation to update or revise any of these forward-looking statements.